UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.                  )

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☐      Soliciting Material Pursuant to §240.14a-12
INSULET CORPORATION
(Name of Registrant as Specified in Its Charter)

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Dear Stockholder:	April 8, 2008

You are cordially invited to attend the Annual Meeting of Stockholders of Insulet Corporation (the “Company”) to be held at 8:30 a.m., local time, on Thursday, May 8, 2008 at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109.

At this Annual Meeting, the agenda includes the election of three Class I directors for three-year terms, the approval of an amendment to the Company’s 2007 Stock Option and Incentive Plan, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and the consideration and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors unanimously recommends that you vote FOR the election of the director nominees, the amendment of the Company’s 2007 Stock Option and Incentive Plan and the ratification of the appointment of Ernst & Young LLP.

Details regarding the matters to be acted upon at this Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on May 7, 2008. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation will be greatly appreciated.

Very truly yours,

DUANE DESISTO
President and Chief Executive Officer

INSULET CORPORATION
9 Oak Park Drive
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 8, 2008

To the Stockholders of Insulet Corporation:

The Annual Meeting of Stockholders of Insulet Corporation, a Delaware corporation (the “Company”), will be held at 8:30 a.m., local time, on Thursday, May 8, 2008, at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, for the following purposes:

1. to elect three (3) Class I directors to the Board of Directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal;

2. to approve an amendment to the Company’s 2007 Stock Option and Incentive Plan to increase the aggregate number of shares authorized for issuance under such plan by 600,000 shares of the Company’s common stock;

3. to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4. to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 24, 2008 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on May 7, 2008. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by telephone or on the Internet.

By Order of the Board of Directors,

R. ANTHONY DIEHL
General Counsel and Secretary

Bedford, Massachusetts
April 8, 2008

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
2007 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007
OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2007
2007 DIRECTOR COMPENSATION TABLE
PROPOSAL 2 APPROVAL OF THE AMENDMENT TO THE 2007 STOCK OPTION AND INCENTIVE PLAN
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
MATTERS CONCERNING OUR INDEPENDENT AUDITORS
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,eb,1
EXPENSES AND SOLICITATION
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

INSULET CORPORATION
9 Oak Park Drive
Bedford, Massachusetts 01730

PROXY STATEMENT
For the 2008 Annual Meeting of Stockholders
to be held on May 8, 2008 at 8:30 a.m.
at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109

April 8, 2008

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Insulet Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held at 8:30 a.m., local time, on Thursday, May 8, 2008 at the offices of Goodwin Procter LLP, 53 State Street, Boston, MA 02109, or at any adjournments or postponements thereof (the “Annual Meeting”).

An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 2007, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. The Annual Report, however, is not a part of the proxy solicitation material.

As more fully described in this Proxy Statement, the purposes of the Annual Meeting are to (i) elect three (3) Class I directors for three-year terms; (ii) to approve an amendment to the Company’s 2007 Stock Option and Incentive Plan to increase the aggregate number of shares authorized for issuance under such plan by 600,000 shares of the Company’s common stock; (iii) ratify the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2008; and (iv) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on March 24, 2008 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 27,532,798 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) were issued and outstanding, and there were 60 stockholders of record. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on May 7, 2008. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of Class I directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. For each of Proposal 2, the approval of an amendment the Company’s 2007 Stock Option and Incentive Plan, and Proposal 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2008, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

The persons named as attorneys-in-fact in the proxies, Duane DeSisto and Carsten Boess, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the election of the director nominees, the approval of the amendment to the Company’s 2007 Stock Option and Incentive Plan, and the ratification of the appointment of Ernst & Young LLP.

Aside from the election of directors, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight members. The Company’s certificate of incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Alison de Bord, Regina Sommer and Joseph Zakrzewski, and recommended that each be elected to the Board of Directors as a Class I director, each to hold office until the Annual Meeting of Stockholders to be held in the year 2011 and until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal. Ms. de Bord is currently a Class I director whose term expires at this Annual Meeting. Ms. Sommer, who was recommended to our Nominating and Corporate Governance Committee by one of our non-management directors, is standing for election as a director for the first time and, if elected, will take the position currently filled by Gordie Nye. Mr. Zakrzewski, who was recommended to our Nominating and Corporate Governance Committee by one of our non-management directors, is standing for election as a director for the first time and, if elected, will take the position currently filled by Jonathan Silverstein.

The current Board of Directors is also composed of (i) three Class II directors (Ross Jaffe, M.D., Gary Eichhorn and Charles Liamos), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2009 and (ii) two Class III directors (Duane DeSisto and Steven Sobieski), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 2010.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Vote Required For Approval

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth certain information concerning the nominees to be elected at the annual meeting and our continuing directors based on information provided to the Company by each nominee and director.

Director
Since

Class I nominees for election at 2008 Annual Meeting — nominated to serve a term that expires in 2011
Alison de Bord	2004
Regina Sommer	—
Joseph Zakrzewski	—
Class II continuing directors — term expires in 2009
Ross Jaffe, M.D.	2001
Gary Eichhorn	2003
Charles Liamos	2005
Class III continuing directors — term expires in 2010
Duane DeSisto	2003
Steven Sobieski	2006

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information as of March 24, 2008 concerning the director nominees to be elected at the Annual Meeting, as well as the continuing directors and executive officers of the Company.

Name	Age	Position

Duane DeSisto	53	President, Chief Executive Officer and Director
Carsten Boess	41	Chief Financial Officer
Luis Malavé	45	Chief Operating Officer
Lars Boesgaard	38	Vice President of Finance
Stephen Bubrick	44	Vice President of Customer Care and Reimbursement
Robert Campbell	38	Vice President of Clinical Services and Research
Ruthann DePietro	48	Vice President of Quality and Regulatory Affairs
John Garibotto	42	Vice President of Research, Development and Engineering
Shawna Gvazdauskas	52	Senior Vice President of Sales and Marketing
Jason Ng	42	Vice President of Asian Operations
Kevin Schmid	49	Vice President of Manufacturing
Jeff Smith	48	Vice President of Business Development
R. Anthony Diehl, Esq.	39	General Counsel
Alison de Bord(1)(3)	35	Director
Gary Eichhorn(2)(3)	53	Director
Ross Jaffe, M.D.(2)(3)	49	Director
Charles Liamos(1)	48	Director
Steven Sobieski(1)	51	Director
Regina Sommer	50	Director Nominee
Joseph Zakrzewski	45	Director Nominee

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

Duane DeSisto.  Mr. DeSisto has served as our President, Chief Executive Officer and a director since 2003. From 2002 to 2003, he served as our President, Chief Financial Officer and acting Chief Executive Officer. From 2001 to 2002, he served as our Chief Financial Officer and Treasurer. From 1999 to 2001, Mr. DeSisto served in various positions at PaperExchange.com, Inc., a business solutions provider for the pulp and paper industry, including as president, chief executive officer and chief financial officer. From 1995 to 1999, Mr. DeSisto served as the chief financial officer of FGX International Holdings Limited (formerly AAI-Foster Grant, Inc.), an accessories wholesaler, where he had overall responsibility for the accounting, information technology and human resource departments. From 1986 to 1995, Mr. DeSisto served as the chief financial officer of ZOLL Medical Corporation, a medical device company specializing in noninvasive resuscitation devices and related software solutions. Mr. DeSisto currently serves on the board of directors of LeMaitre Vascular, Inc. Mr. DeSisto earned a Bachelor of Science from Providence College and a Master of Business Administration from Bryant College.

Carsten Boess.  Mr. Boess has served as our Chief Financial Officer since June 2006. From 2005 to May 2006, he served as the executive vice president of finance on the management team for Serono, Inc., a biotechnology company focusing on reproductive health, metabolic endocrinology and neurology. From 2004 to 2005, he served as the chief financial officer for Alexion Pharmaceuticals, Inc., a biotechnology company that develops antibody therapeutics. Mr. Boess began his career at insulin-maker Novo Nordisk A/S in 1991 as corporate controller and subsequently took on various assignments including manager of investor relations and finance for Novo Nordisk of North America, Inc., senior director of finance and information technology for the North American operations of Novozymes A/S and finally as vice president of finance for the international operations of Novo Nordisk A/S. Mr. Boess earned Bachelor and Masters degrees in economics and finance from the University of Odense, Denmark.

Luis Malavé.  Mr. Malavé has served as our Chief Operating Officer since January 2007. He also served as our Senior Vice President of Research, Development and Engineering from 2003 to December 2006 and our Vice President of Research and Development from 2002 to 2003. From 1986 to 2002, he served in various positions at Medtronic MiniMed, Inc., a company specializing in insulin infusion systems for intensive insulin management, including as the director of engineering and external products. Mr. Malavé earned a Bachelor of Science from the University of Minnesota, a Masters degree in software engineering from the University of St. Thomas in St. Paul and a Master of Business Administration from the University of Maryland.

Shawna Gvazdauskas.  Ms. Gvazdauskas has served as our Senior Vice President of Sales and Marketing since January 2008. Previously, she served as our Vice President of Sales since joining us in 2004. From 2002 to 2004, she served as the vice president of sales at TheraSense, Inc., a blood glucose monitoring company that was acquired by Abbott Laboratories in 2004. From 2001 to 2002, she served as the national sales director for Ortho-Neutrogena, a division of Neutrogena Corporation, a Johnson & Johnson company that manufactures and sells over-the-counter and prescription skin and hair care products. From 1998 to 2001, Ms. Gvazdauskas was the director of professional sales at Neutrogena Corporation. Ms. Gvazdauskas has also held sales and sales management positions at Colgate Oral Pharmaceuticals, MediSense, Inc., Pharmacia Opthalmics, Inc. and Syntex Laboratories, Inc. Ms. Gvazdauskas earned a Bachelor of Science from Worcester State College.

Lars Boesgaard.  Mr. Boesgaard has served as our Vice President of Finance since June 2007. Prior to joining us, Mr. Boesgaard served as director of financial services for Alexion Pharmaceuticals, Inc., a biotechnology company that develops antibody therapeutics, from 2004 to 2007. From 2000 to 2004, Mr. Boesgaard served as director of finance for ACNielsen. Previously, he held various finance positions at Novo Nordisk A/S. Mr. Boesgaard earned a Bachelor of Science degree from Copenhagen Business School and a Masters in Business Administration from the University of Western Ontario.

Stephen Bubrick.  Mr. Bubrick has served as our Vice President of Customer Care and Reimbursement since August 2007. Prior to joining us, Mr. Bubrick served as director of worldwide in vivo marketing for Abbott Diabetes Care from 2004 to 2007. Previously, he held various product development and customer-interfacing positions at TheraSense Inc., a blood glucose monitoring company acquired by Abbott Laboratories, and United States and European customer service roles at LifeScan Inc., a Johnson & Johnson company. Mr. Bubrick earned a Bachelor of Arts degree from the University of California, Berkeley.

Robert Campbell.  Mr. Campbell has served as our Vice President of Clinical Services and Research since June 2007. Previously, he served as our director of innovation and product research and held various marketing, sales, and clinical roles since joining us in 2001. Previously, Mr. Campbell held positions at the Joslin Diabetes Center, Primus Telecommunications and the United States Department of Agriculture. Mr. Campbell earned a Bachelor of Science degree in Engineering from Humboldt State University.

Ruthann DePietro.  Ms. DePietro has served as our Vice President of Quality and Regulatory Affairs since March 2006. From 2000 to 2005, she served as the vice president in charge of quality and regulatory matters for ONUX Medical, Inc., a medical device company focusing on innovative surgical devices for minimally invasive and open procedures. Ms. DePietro has also worked at Bard Vascular Systems, Bard Interventional and USCI, each of which are divisions of C.R. Bard, Inc., as well as Adam Spence Corporation and Mallinckrodt Cardiology, in each case in positions relating to quality assurance. Ms. DePietro earned a Bachelor of Science from the University of Rochester and a Master of Business Administration from Northeastern University.

John Garibotto.  Mr. Garibotto has served as our Vice President of Research, Development and Engineering since January 2007. He also served as our Vice President of Engineering from 2003 to December 2006 and Director of Engineering from 2000 to 2003. From 1996 to 2000, Mr. Garibotto served in various positions at Transvascular Inc., a medical device company that developed a proprietary platform delivery technology for certain intravascular procedures that was purchased by Medtronic, Inc. in 2003. Mr. Garibotto has also worked at Strato/Infusaid Inc. and Lau Technologies. Mr. Garibotto earned a Bachelor of Science from the University of Massachusetts, Lowell, and a Master of Business Administration from Northeastern University.

Jason Ng.  Mr. Ng has served as our Vice President of Asian Operations since January 2008. He also served as our Director of Manufacturing Engineering, External Projects from January 2007 to January 2008. From 2006 to 2007, Mr. Ng served as the director of product development for Nipro Diabetes Systems. From 2005 to 2006, he served as senior product engineer for Pall Medical Corporation, and from 2002 to 2005, Mr. Ng served as a senior manufacturing and research and development engineer at Medtronic Minimed, Inc. Mr. Ng earned a Bachelor of Science degree from ITT Technical Institute.

Kevin Schmid.  Mr. Schmid has served as our Vice President of Manufacturing since 2003. From 2000 to 2002, he served at JDS Uniphase Corporation as the manager of production and advanced manufacturing. From 1995 to 2000, Mr. Schmid served as the advanced engineering manager for Bose Corporation. Mr. Schmid has also worked at American Cyanamid, BIC Corporation, New Jersey Machine and Microtech Association, in each case in positions relating to manufacturing engineering. Mr. Schmid earned a Bachelor of Science from the Clarkson University and a Master of Business Administration from Sacred Heart University.

Jeff Smith.  Mr. Smith has served as our Vice President of Business Development since January 2008. He previously served as our Vice President of Marketing and Business Development from October 2004 to January 2008 and our Vice President of Sales and Marketing from June 2004 to October 2004. He was previously the vice president of sales and marketing at MediSense Products/Abbott Laboratories from 1999 to 2004. Mr. Smith earned a Bachelor of Science from Mount Allison University, Canada.

R. Anthony Diehl, Esq.  Mr. Diehl has served as our General Counsel since 2003. From 2001 to 2003, he was Of Counsel at Bourque & Associates, P.A. where his practice covered all areas of intellectual property law including patent, trademark and copyright prosecution, counseling and litigation. Mr. Diehl earned a Bachelor of Arts from Cornell University and a Juris Doctor degree from Villanova University School of Law.

Alison de Bord.  Ms. de Bord has served on our board of directors since 2004. She also serves on the board of directors for Aegerion Pharmaceuticals, Inc. Prolacta Bioscience, Inc., Sierra Surgical Technologies, Inc. and SurgRx, Inc. Ms. de Bord has been affiliated with Alta Partners, a venture capital firm in life sciences, since 2001 and is a director of Alta Partners, VIII, L.P. Prior to joining Alta, she was a senior associate in Robertson Stephens & Company’s Life Sciences Investment Banking Group from 1999 to 2001, with primary responsibilities for the execution of corporate finance transactions including IPOs, follow-on equity and convertible preferred offerings. From 1995 to 1997, she was an associate at Robertson, Stephens & Company, where she focused on growth medical technology companies in the equity research group. She began her career in the business development group of Geron Corporation, a biotechnology company. Ms. de Bord earned a Bachelor of Arts from Colgate University and a Master of Business Administration from Columbia Business School.

Gary Eichhorn.  Mr. Eichhorn has served on our board of directors since 2003. Mr. Eichhorn is currently a management consultant and has served as the president of Eichhorn Group LLC, a venture consulting firm, since 2000. Mr. Eichhorn is on the board of directors of two privately-held technology companies: Chosen Security, Inc. and Eikonus, Inc., and is a member of the National Association of Corporate Directors. Previously, Mr. Eichhorn was the president, chief executive officer and a director of Open Market Inc., an Internet commerce software provider, from 1995 to 2000. From 1991 to 1995, Mr. Eichhorn worked at Hewlett-Packard Company, most recently serving as group vice president and general manager of Hewlett Packard’s Medical Systems Group. From 1975 to 1991, Mr. Eichhorn held various sales and management positions at Digital Equipment Corporation, a computer company. Mr. Eichhorn earned a Bachelor of Arts from Colgate University and attended the Advanced Management Program at Harvard Business School.

Ross Jaffe, M.D.  Dr. Jaffe has served on our board of directors since 2001. Dr. Jaffe is a managing director of Versant Ventures, a healthcare-focused venture capital firm that he co-founded in 1999. In addition, he currently serves on the boards of directors of several privately held companies, including Calypso Medical Technologies, Inc., Ablation Frontiers, Inc., NDO Surgical, Inc., Acclarent, Inc., Impedance Cardiology Systems, Inc., Vital Therapies, Inc. and Portaero, Inc. Dr. Jaffe is also a partner at Brentwood Venture Capital, a private venture capital firm that he has worked with since 1990. Dr. Jaffe is a board-certified internist, having completed his residency training in Internal Medicine/Primary Care at the University of California, San Francisco, where he remained a part-time attending physician until 1995. Before and during medical school, he was an analyst for Lewin and Associates, a healthcare consulting firm, and a research associate at Dartmouth Medical School. Dr. Jaffe earned a Bachelor of Arts from Dartmouth College, a Medical Degree from John Hopkins University and a Master of Business Administration from Stanford University.

Charles Liamos.  Mr. Liamos has served on our board of directors since 2005. Mr. Liamos has been associated with MedVenture Associates since September 2006, first as the executive in residence and currently as a partner in MedVenture Associates Management V Co., LLC, which is the general partner of MedVenture Associates V, L.P. and MedVenture Affiliates V, L.P. From 2005 to 2006, Mr. Liamos served as the president and chief executive officer of FoviOptics, a medical device company that focused on blood glucose monitoring. Before joining FoviOptics, Mr. Liamos served as the chief operating officer and chief financial officer of TheraSense, Inc. from 2001 to 2004, as its vice president and chief financial officer from 1999 to 2001, and as its director of purchasing and finance from 1998 to 1999. When Abbott Laboratories acquired TheraSense in 2004, Mr. Liamos was named group vice president of business operations for Abbott Diabetes Care, Inc., and served on the committee that integrated TheraSense into its new parent company. From 1995 to 1998, Mr. Liamos was the director of worldwide sourcing at LifeScan, Inc., a division of Johnson & Johnson. Mr. Liamos earned a Bachelor of Science from the University of Vermont and is a graduate of the General Electric Financial Management Program.

Steven Sobieski.  Mr. Sobieski has served on our board of directors since December 2006. Mr. Sobieski currently serves as chief financial officer and vice president of finance and administration of LifeCell Corporation, a position he has held since 2000. Prior to joining LifeCell Corporation, Mr. Sobieski was vice president of finance at Osteotech, Inc. From 1981 through 1991, he served in various positions with Coopers & Lybrand, a public accounting firm. Mr. Sobieski earned a Bachelor of Science from Monmouth University and a Master of Business Administration from Rutgers University. He is a Certified Public Accountant.

Regina Sommer.  Ms. Sommer currently serves on the board of directors of ING Direct, Soundbite Communications and Wright Express Corporation. From 2002 through 2005, she served as the vice president and chief financial officer of Netegrity, Inc., which was acquired by Computer Associates in November 2004. From 1999 to 2001, she served as the vice president and chief financial officer of Revenio, Inc. From 1995 to 1999, she served as senior vice president and chief financial officer of Open Market, Inc., and from 1989 to 1994, she served as the vice president of finance at The Olsten Corporation. She also worked at PricewaterhouseCoopers LLP from 1980 to 1989. Ms. Sommer earned a Bachelor of Arts degree from the College of the Holy Cross. She is a Certified Public Accountant.

Joseph Zakrzewski.  Mr. Zakrzewski currently serves as the chief executive officer of Xcellerex Incorporated. From 2005 to 2007, Mr. Zakrzewski served as the chief operating officer of Reliant Pharmaceuticals. From 1988 to 2005, Mr. Zakrzewski served in a variety of positions at Eli Lilly and Company, including as Vice President, Corporate Business Development from 2003 to 2005. Mr. Zakrzewski earned a Bachelor of Science in Chemical Engineering and a Masters degree in Biochemical Engineering from Drexel University, as well as a Master of Business Administration from Indiana University.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Board of Directors

The Board of Directors met 13 times during the fiscal year ended December 31, 2007, and took action by unanimous written consent one time. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served during fiscal 2007. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board of Directors. Each committee is required to review the appropriateness of its charter at least annually.

Audit Committee

The Audit Committee of the Board of Directors currently consists of Steve Sobieski, Charles Liamos and Alison de Bord. Mr. Sobieski is the Chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by The Nasdaq Stock Market, Inc. (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Messrs. Sobieski and Liamos each qualify as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to his experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Messrs. Sobieski and Liamos any duties, obligations or liability that are greater than are generally imposed on other members of the Audit Committee and the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

The purposes of the Audit Committee are to, among other functions, oversee our accounting and financial reporting processes and the audits of our financial statements, and take, or recommend that our board of directors take, appropriate action to oversee the qualifications, independence and performance of our independent auditors. The Audit Committee is also responsible for preparing the Audit Committee Report for inclusion in this and subsequent proxy statements in accordance with applicable rules and regulations.

The Audit Committee met eight times during the year ended December 31, 2007, and did not take any action by unanimous written consent. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this Proxy Statement and is also available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

Compensation Committee

The Compensation Committee currently consists of Gary Eichhorn, Ross Jaffe, M.D. and Jonathan Silverstein. Mr. Eichhorn is the Chairman of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by Nasdaq. The purposes of the Compensation Committee are to, among other functions, discharge our board of directors’ responsibilities relating to compensation of our directors and executives, oversee our overall compensation programs and prepare the compensation committee report required to be included in our annual proxy statement. See the section entitled “Executive and Director Compensation” for a more detailed description of the policies and procedures of the Compensation Committee.

The Compensation Committee met seven times during the year ended December 31, 2007, and did not take any action by unanimous written consent. The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors currently consists of Ross Jaffe, M.D., Alison de Bord and Gary Eichhorn. Dr. Jaffe is the Chairman of the Nominating and Corporate Governance Committee. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The purposes of the Nominating and Corporate Governance Committee are to, among other functions, identify individuals qualified to become board members, recommend that our board of directors select the director nominees for election at each annual meeting of stockholders and periodically review and recommend any changes to our corporate governance guidelines to our board of directors.

The Nominating and Corporate Governance Committee met five times during the year ended December 31, 2007, and did not take any action by unanimous written consent. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at http://www.insulet.com.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

Independence of Members of the Board of Directors

The Board of Directors and the Nominating and Corporate Governance Committee have determined that our director nominees (Ms. de Bord, Ms. Sommers and Mr. Zakrzewski) and our non-management directors (Dr. Jaffe and Messrs. Eichhorn, Liamos and Sobieski) are independent within the meaning of the director independence standards of both Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

Executive Sessions of Independent Directors

Non-management members of the Board of Directors meet without the employee director of the Company following most regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by Nasdaq, and Dr. Jaffe is responsible for chairing these executive sessions.

Compensation Committee Interlocks and Insider Participation

During 2007, Dr. Jaffe and Messrs. Eichhorn and Silverstein served as members of the Compensation Committee. No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

During 2007, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the continuing directors, in collectively serving the long-term interests of the stockholders. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be

“independent,” in accordance with the standards established by Nasdaq, and that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates and whether the nominee, if elected, will assist in achieving a mix of Board members that represents a diversity of background and experience.

Process for Identifying and Evaluating Director Nominees

The Board of Directors is responsible for approving nominees to the Board. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, must follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•	The name and address of record of the stockholder.

•	A representation that the stockholder is a record holder of our securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934.

•	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate.

•	A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria approved by the Nominating and Corporate Governance

Committee from time to time and set forth in the Nominating and Corporate Governance Committee charter.

•	A description of all arrangements or understandings between the stockholder and the proposed director candidate.

•	The consent of the proposed director candidate (i) to be named in the proxy statement relating to the Company’s annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting.

•	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to:

Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
Attn: Secretary of Insulet Corporation

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement to being considered for nomination to the Company’s Board of Directors, a candidate may need to comply with the following minimum procedural requirements:

•	A candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and

•	A candidate must complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. In addition to these procedures for recommending a director nominee to the Nominating and Corporate Governance Committee, a stockholder may propose an individual for election to the Board of Directors in accordance with the Company’s By-Laws, as described in the “Stockholder Proposals” section of this Proxy Statement.

Policy Governing Securityholder Communications with the Board of Directors

The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for securityholder communication as follows:

For securityholder communications directed to the Board of Directors as a whole, securityholders may send such communications to the attention of the Chairman of the Board of Directors by U.S. mail (including courier or expedited delivery service) to:

Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
Attn: Chairman of the Board of Directors

For securityholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
Attn: [Name of the director]

The Company will forward any such securityholder communication to the Chairman of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Company’s policy is that all directors are encouraged to attend the Company’s Annual Meeting of Stockholders. This is our first Annual Meeting of Stockholders since we consummated our initial public offering on May 15, 2007.

Board of Directors Evaluation Program

In order to maintain the Company’s governance standards, the Board of Directors is required to undertake annually a formal self-evaluation process. As part of this process, the Board of Directors evaluates a number of competencies, including but not limited to: Board structure; Board roles; Board processes; Board composition, orientation and development; and Board dynamics, effectiveness and involvement.

Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Secretary. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at http://www.insulet.com.

For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.

Policies and Procedures With Respect to Related Party Transactions

In accordance with its written charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all related party transactions. The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Transactions With Related Persons

There were no related party transactions in fiscal 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of February 1, 2008: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table set forth below under “Executive and Director Compensation”; and (iv) by all directors and executive officers of the Company as a group.

The applicable ownership percentage is based upon 27,532,798 shares of our Common Stock outstanding as of March 24, 2008.

	Number of
	Shares
	Beneficially
Name and Address(1)	Owned	Percentage

Directors and Executive Officers
Duane DeSisto (2)	514,246	1.8%
Carsten Boess (3)	175,000	*
Luis Malavé (4)	294,100	1.1
Jeff Smith (5)	137,054	*
Shawna Gvazdauskas (6)	34,211	*
Alison de Bord (7)	—	—
Gary Eichhorn (8)	50,748	*
Ross Jaffe (9)	2,127,943	7.2
Charles T. Liamos (10)	19,035	*
Gordie Nye (11)	—	—
Jonathan Silverstein (12)	1,568,841	5.4
Steven T. Sobieski (13)	19,035	*
Ruthann DePietro	76,161	*
John Garibotto	215,632	*
Jason Ng	15,228	*
Kevin Schmid	103,304	*
R. Anthony Diehl, Esq.	71,152	*
Lars Boesgaard	—	—
Stephen Bubrick	—	—
Robert Campbell	78,947	*
All Directors and Executive Officers as a group (20 persons) (14)	5,500,637	16.7
More Than 5% Holders	—	—
Samuel D. Isaly (15)(16)	1,568,841	5.7
OrbiMed Capital GP II LLC (15)(16)	1,439,056	5.2
Prism Venture Partners III, LLC (17)	2,646,242	9.6
Prism Investment Partners III, L.P. (17)	2,646,242	9.6
Prism Venture Partners III, L.P. (18)	2,567,242	9.3
Versant Ventures I, L.L.C. (19)	2,127,943	7.7
Versant Venture Capital I, L.P. (20)	1,957,713	7.1
Unicredito Italiano S.p.A. (21)	1,462,050	5.3

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address of each stockholder is c/o Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730.

(2)	Includes 514,027 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2008.
(3)	Includes 175,000 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2008.
(4)	Includes 104,243 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2008.
(5)	Includes 137,054 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2008.
(6)	Includes 34,211 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2008.
(7)	Ms. de Bord is a member of Alta BioPharma Management III, LLC, which is the general partner of Alta BioPharma Partners III, L.P. and the managing limited partner of Alta BioPharma Partners III GmbH & Co. Beteiligungs KG. Ms. de Bord is also affiliated with Alta Embarcadero BioPharma Partners III, LLC. Alta BioPharma Partners III GmbH & Co. Beteiligungs KG beneficially owns 73,349 shares of common stock, Alta BioPharma Partners III, L.P. beneficially owns 1,092,187 shares of our common stock and Alta Embarcadero BioPharma Partners III, LLC beneficially owns 26,915 shares of our common stock. Ms. de Bord does not possess voting and/or investment power over the shares held by these entities and disclaims beneficial ownership of the shares held by these entities, except to the extent of her pecuniary interests.
(8)	Includes 10,711 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2008 and 41,940 shares of our common stock beneficially owned by Mr. Eichhorn.
(9)	Includes 1,957,713 shares of our common stock beneficially owned by Versant Venture Capital I, L.P., 38,301 shares of our common stock beneficially owned by Versant Side Fund I, L.P., 42,557 shares of our common stock beneficially owned by Versant Affiliates Fund I-A, L.P. and 89,372 shares of our common stock beneficially owned by Versant Affiliates Fund I-B, L.P. Dr. Jaffe is a managing director of Versant Ventures I, L.L.C., which is the general partner of each of Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P. Dr. Jaffe disclaims beneficial ownership of the shares held by Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P., except to the extent of his pecuniary interests.
(10)	Includes 19,035 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2008.
(11)	Mr. Nye is affiliated with Prism Venture Partners III, LLC, which is the general partner of Prism Investment Partners III, L.P., which is the general partner of each of Prism Venture Partners III, L.P. and Prism Venture Partners III-A, L.P. Prism Venture Partners III, L.P. beneficially owns 2,567,242 shares of our common stock and Prism Venture Partners III-A, L.P. beneficially owns 79,000 shares of our common stock beneficially owned by Prism Venture Partners III-A, L.P. Mr. Nye does not possess voting and/or investment power over the shares held by these entities and disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interests.
(12)	Includes 1,047,028 shares of our common stock beneficially owned by Caduceus Private Investments II, LP, 392,028 shares of our common stock beneficially owned by Caduceus Private Investments (QP) II, LP and 129,785 shares of our common stock beneficially owned by UBS Juniper Crossover Fund, L.L.C. Mr. Silverstein is a partner of OrbiMed Capital GP II LLC, which is the general partner of each of Caduceus Private Investments II, LP and Caduceus Private Investments (QP) II, LP. Mr. Silverstein is also a partner of OrbiMed Advisors LLC, which is the investment advisor to, and a member of the managing member of UBS Juniper Crossover Fund, L.L.C. Mr. Silverstein disclaims beneficial ownership of the shares held by Caduceus Private Investments II, LP, Caduceus Private Investments (QP) II, LP and UBS Juniper Crossover Fund, L.L.C., except to the extent of his pecuniary interests.
(13)	Includes 19,035 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2008.
(14)	Includes an aggregate of 417,742 shares of our common stock issuable upon the exercise of options exercisable on or within 60 days after February 1, 2008. See also notes (2) — (13) above.

(15)	Includes 1,047,028 shares of our common stock beneficially owned by Caduceus Private Investments II, LP and 392,028 shares of our common stock beneficially owned by Caduceus Private Investments (QP) II, LP and 129,785 shares of our common stock beneficially owned by UBS Juniper Crossover Fund, L.L.C., OrbiMed Capital GP II LLC is the general partner of each of Caduceus Private Investments II, LP and Caduceus Private Investments (QP) II, LP. Samuel D. Isaly, a natural person (“Isaly”), owns a controlling interest in the outstanding limited liability company interests of OrbiMed Capital GP II LLC pursuant to the terms of the limited liability company agreement of such entity. Sam Isaly owns a controlling interest in OrbiMed Advisors LLC which is the investment advisor to, and a managing member of UBS Juniper Crossover Fund, L.L.C. Mr. Isaly disclaims beneficial ownership of the shares held by Caduceus Private Investments II, LP, Caduceus Private Investments (QP) II, LP and UBS Juniper Crossover Fund, L.L.C. except to the extent of his pecuniary interest therein. As a result, Isaly and OrbiMed Capital GP II LLC share power to direct the vote and to direct the disposition of such shares. The address of OrbiMed Capital GP II LLC is 767 Third Avenue, 30th Floor, New York, New York 10017.
(16)	Includes 1,047,028 shares of our common stock beneficially owned by Caduceus Private Investments II, LP and 392,028 shares of our common stock beneficially owned by Caduceus Private Investments (QP) II, LP, OrbiMed Capital GP II LLC is the general partner of each of Caduceus Private Investments II, LP and Caduceus Private Investments (QP) II, LP. Samuel D. Isaly, a natural person (“Isaly”), owns a controlling interest in the outstanding limited liability company interests of OrbiMed Capital GP II LLC pursuant to the terms of the limited liability company agreement of such entity. As a result, Isaly and OrbiMed Capital GP II LLC share power to direct the vote and to direct the disposition of such shares. The address of OrbiMed Capital GP II LLC is 767 Third Avenue, 30th Floor, New York, New York 10017.
(17)	Includes 2,567,242 shares of our common stock beneficially owned by Prism Venture Partners III, L.P. and 79,000 shares of our common stock beneficially owned by Prism Venture Partners III-A, L.P. Prism Venture Partners III, LLC is the general partner of Prism Investment Partners III, L.P., which is the general partner of each of Prism Venture Partners III, L.P. and Prism Venture Partners III-A, L.P. William M. Seifert and John L. Brooks, III (the “principals”) are managing directors of Prism Venture Partners III and Prism Venture Partners III-A. The principals may be deemed to share voting and investment powers over the shares held by the funds. The principals disclaim beneficial ownership of all such shares held by the fund, except to the extent of their proportionate pecuniary interest therein. The address of Prism Venture Partners III, LLC and Prism Investment Partners III, L.P. is 117 Kendrick Street, Suite 200, Needham, Massachusetts 02494.
(18)	The address of each of Prism Venture Partners III, L.P. and Prism Venture Partners III-A, L.P. is 117 Kendrick Street, Suite 200, Needham, Massachusetts 02494.
(19)	Includes 1,957,713 shares of our common stock beneficially owned by Versant Venture Capital I, L.P., 38,301 shares of our common stock beneficially owned by Versant Side Fund I, L.P., 42,557 shares of our common stock beneficially owned by Versant Affiliates Fund I-A, L.P. and 89,372 shares of our common stock beneficially owned by Versant Affiliates Fund I-B, L.P. Versant Ventures I, L.L.C. is the general partner of each of Versant Venture Capital I, L.P., Versant Side Fund I, L.P., Versant Affiliates Fund I-A, L.P. and Versant Affiliates Fund I-B, L.P. Versant Ventures I, LLC has the voting and dispositive control of the Insulet shares owned by Versant Venture Capital I, LP. No one limited partner in Versant Venture Capital I L.P. owns 10% or more of Versant Venture Capital I, L.P. and no natural persons have an ownership interest in Versant Venture Capital I, L.P. The managing directors of Versant Ventures I, LLC are Brian G. Atwood, Samuel D. Colella, Ross Jaffe, M.D., William J. Link, Barbara N. Lubash, Donald M. Milder and Rebecca R. Robertson (collectively the “principals”). The principals may be deemed to share voting and investment powers over the shares held by the funds. The principals disclaim beneficial ownership of all such shares held by the fund, except to the extent of their proportionate pecuniary interest therein. The address of Versant Ventures I, L.L.C. is 3000 Sand Hill Road, Bldg. 4, Suite 210, Menlo Park, California 94025.
(20)	The address of Versant Venture Capital I, L.P. is 3000 Sand Hill Road, Bldg. 4, Suite 210, Menlo Park, California 94025.
(21)	The address of Unicredito Italiano S.p.A. is Piazza Cordusio 2, 20123 Milan, Italy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. The Company became subject to Section 16(a) reporting obligations on May 14, 2007, upon the SEC declaring the registration statement for our initial public offering effective. Based on its review of the copies of such filings received by it from May 14, 2007 to the present, the Company believes that no Reporting Person filed a late report during the most recent fiscal year, except for a report by Lars Boesgaard with respect to an option grant on November 8, 2007 for 37,000 shares of the Company’s Common Stock. In January 2008, the omission was discovered by the Company and a report was immediately filed.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation opportunity to our executive management team through a combination of base salary, target annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. For each individual, the amount of pay that is actually realized will be primarily driven by the performance of the company and each individual. We believe this construct is a key underpinning of our pay for performance philosophy.

This Compensation Discussion and Analysis explains the following:

•	our compensation objectives

•	our executive compensation process

•	our company policies and practices with respect each compensation element

Included in each of the above will be the rationale for decisions made in 2007 regarding pay policies and practices to our Chief Executive Officer, Chief Financial Officer and the other three most highly-compensated executive officers as determined in accordance with applicable SEC rules, which are collectively referred to as the named executive officers.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in the highly competitive and dynamic medical device industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	provide competitive compensation opportunity in which a significant portion of actual realized pay is determined by company and individual results and the creation of stockholder value;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	foster a shared commitment among executives by coordinating their company and individual goals; and

•	motivate our executives to manage our business to meet our short- and long-term objectives, and reward them for meeting these objectives.

Our Executive Compensation Process

The Compensation Committee of our Board of Directors is primarily responsible for determining the compensation for our executives. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable Nasdaq rules. In determining executive Compensation, our Compensation Committee annually reviews the performance of our executives with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual cash incentive bonus payments and performance measures and grants of long-term equity incentive awards for each of our executives, excluding himself. The Compensation Committee makes determinations on the above elements for the Chief Executive Officer. Historically, our Compensation Committee has then made recommendations to our Board of Directors for these executives, and our Board of Directors has approved our executive compensation.

Prior to the completion of our initial public offering in May 2007, we were a privately-held company and most of our directors and Compensation Committee members were appointed by and affiliated with our largest stockholders. As a result, the total amount of compensation that we paid to our executives, the types of executive compensation programs we maintained and the amount of compensation paid to our executives under each program had been determined by our Compensation Committee and Board of Directors based on their understanding of executive compensation for comparable positions at similarly situated companies, experience in making these types of decisions and judgment regarding the appropriate amounts and types of executive compensation to pay. Additionally, the number of shares available to be granted under our 2000 Stock Option and Incentive Plan had been limited by agreements entered into with our stockholders.

In connection with our initial public offering, our Compensation Committee engaged an independent compensation consultant, Watson Wyatt Worldwide, to assist us in reviewing our executive compensation programs and appropriately adjusting these programs. Going forward, we expect to continue to rely on our independent compensation consultant and other more formal market data regarding comparable companies’ executive compensation programs and amounts in determining executive compensation.

Our Executive Compensation Programs

Our executive compensation primarily consists of base salary, annual cash incentive bonuses, long-term equity incentive compensation and broad-based benefits programs. Overall, we designed our executive compensation programs to achieve the objectives described above. In particular, consistent with the significant emphasis we place on performance-based incentive compensation, long-term equity incentive compensation in the form of stock options constitutes a significant portion of our total executive compensation. We also structured our annual cash incentive bonuses to be primarily tied to the achievement of predetermined performance goals.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation, both target and realized, to each of our executives in 2007 based on a number of factors including:

•	our understanding of the amount of compensation paid by our peer companies to their executives with similar roles and responsibilities;

•	our executives’ performance during 2007 in general and as measured against predetermined performance goals;

•	the roles and responsibilities of our executives;

•	the individual experience and skills of, and expected contributions from, our executives;

•	the amounts of compensation being paid to our other executives;

•	our executives’ historical compensation at our company; and

•	any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers in 2007 under each of these elements. In the descriptions below, we highlight particular compensation objectives that we have designed specific elements of our executive compensation program to address; however, it should be noted that we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that each element of our executive compensation program to a greater or lesser extent serves each of our objectives.

Base Salary

We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual experience, skills and expected contributions during the coming year of our executive and our executive’s performance during the prior year, we do not view base salaries as primarily serving our objective of paying for performance.

In 2007, we increased the base salaries of our named executive officers as follows: Mr. DeSisto’s base salary increased from $300,000 to $325,000 per year, Mr. Boess’ base salary increased from $275,000 to $282,000 per year, Mr. Malavé’s base salary increased from $240,000 to $275,000 per year, Ms. Gvazdauskas’ base salary increased from $216,300 to $227,000 per year and Mr. Smith’s base salary increased from $216,300 to $227,000 per year. Mr. DeSisto’s base salary was increased in order to remain competitive based on our review of market data and maintain a base salary structure among our executives that, in our judgment, appropriately reflects their respective roles and responsibilities. The base salaries of our other executives reflected 2.5% to 5.0% increases. Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his or her initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.

Annual Cash Incentive Bonuses

Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon their performance as measured against predetermined goals established by us, including financial measures and the achievement of strategic objectives. The primary objective of our annual cash incentive bonuses is to motivate and reward our named executive officers for meeting our short-term objectives using a performance-based compensation program with objectively determinable goals. In addition, we reserve a portion of each executive’s annual cash incentive bonus to be paid at our discretion based on the executive’s overall performance. We maintain this discretionary portion of the annual cash incentive bonuses in order to motivate our executives’ overall performance and their performance relating to matters that are not specifically addressed in the predetermined performance goals that we set. We believe that every important aspect of executive performance is not capable of being specifically quantified in a predetermined objective goal. For example, events outside of our control may occur after we have established the executives’ performance goals for the year that require our executives to focus their attention on different or other strategic objectives.

We establish the target amount of our annual cash incentive bonuses at a level that represents a meaningful portion of our executives’ currently paid out cash compensation, and set additional threshold and maximum performance levels above and below these target levels. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider target bonus levels for comparable positions at our peer competitor companies, our historical practices and any contractual commitments that we have relating to executive bonuses.

In 2007, we established a target annual cash incentive bonus for each of our named executive officers of between 20% and 25% of his or her base salary, depending on the executive’s role. Of this amount, 10% to 20% of the bonus was reserved to be paid at our discretion based on the executive’s overall performance. The amount of the discretionary portion of the annual cash incentive bonus paid to each of our executives was based on our assessment of their overall performance during the year. The remainder of the annual cash incentive bonus for each of our executives was based on their achievement of a number of predetermined performance goals.

The goals for 2007 related to obtaining and supporting a predetermined number of customers, meeting a specific financial goal of budgeted earnings before income tax, depreciation and amortization for Messrs. DeSisto and Boess and budgeted spending limits for each other named executive officer, and, for each executive, achieving other specific individualized strategic objectives. A specified percentage of the annual cash incentive bonus is payable based on the achievement of each of the different performance goals, and generally, for each goal, the executive has the ability to earn between 50% and 125% of the target bonus amount.

Overall, the targets for the performance measures were set at levels that we believed to be achievable with strong performance by our executives. Although we cannot always predict the different events that will impact our business during an upcoming year, we set our performance goals for the target amount of annual incentive cash bonuses at levels that we believe will be achieved by our executives a majority of the time. Our maximum and threshold levels for these performance goals are determined in relation to our target levels, are intended to provide for correspondingly greater or lesser incentives in the event that performance is within a specified range above or below the target level, and are correspondingly easier or harder to achieve. We set the performance goals for the maximum amount at a level that we believe will be achieved in some years, but will not be achieved a majority of the time.

During 2008, our Compensation Committee adjusted the target annual incentive bonuses for certain of our executive officers, which adjustments will apply to bonuses to be paid for the fiscal year ending December 31, 2008. Ms. Gvazdauskas’ target bonus, which had been 20% for 2007, was increased to 100% for 2008. The discretionary portion was eliminated and the predetermined performance goals were altered as follows: 80% of the bonus will be based on Ms. Gvazdauskas’ attainment of a specific revenue goal and 20% will be based on the achievement of budgeted spending limits. These changes were made to reflect the importance to our growing business of Ms. Gvazdauskas’ sales and marketing efforts in fiscal 2008 and to provide her with appropriate incentives. Other named executive officers’ target bonuses were also increased as follows based on comparative data provided to us by Watson Wyatt: Mr. DeSisto’s target bonus increased from 25% to 60%, Mr. Boess’ target bonus increased from 25% to 45%, Mr. Malavé’s target bonus increased from 25% to 45%, and Mr. Smith’s target bonus increased from 25% to 30%.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards in the form of stock options to executives as part of our total compensation package. Consistent with our emphasis on performance-based incentive compensation, these awards represent a significant portion of total executive compensation. We use long-term equity incentive awards in order to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. Based on the early stage of our company’s development and the incentives we are trying to provide to our executives, we have chosen to use stock options, which derive value exclusively from increases in stockholder value, as opposed to restricted stock or other forms of equity awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by our company.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and have generally vested over four years, beginning with one-fourth vesting one year after the date of grant, then pro-rata vesting monthly thereafter. Prior to our initial public offering, all stock option awards were made pursuant to our 2000 Stock Option and Incentive Plan. Following the closing of our initial public offering in May 2007, option awards are made pursuant to our 2007 Stock Option and Incentive Plan. See “— Potential Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options.

The exercise price of each stock option granted under our 2000 Stock Option and Incentive Plan or to be granted under our 2007 Stock Option and Incentive Plan is based on the fair market value of our common stock on the grant date. Historically, the fair market value of our common stock for purposes of determining the exercise price of stock options has been determined by our board of directors based on its analysis of a number of factors including, among others, the total company valuation implied by the most recent venture capital round of financing, the market value of similarly situated public companies, our anticipated future risks and opportunities, the rights and preferences of our preferred stock existing at the time and the discounts customarily applicable to common stock of privately-held companies. More recently, our board of directors has based its determination on independent appraisals by an outside valuation consultant. Following our initial public offering, all stock options continue to be granted with an exercise price equal to the fair market value of our common stock on the date of grant, but fair market value is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our common stock on the grant date.

We have granted all of our stock options to executives as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, subject to the volume limitations contained in the Internal Revenue Code. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, we have granted primarily incentive stock options in order to provide these potential tax benefits to our executives, particularly given the limited expected benefits to our company of the tax deductions as a result of our historical net losses.

We have made grants to our named executive officers on a periodic, but not necessarily annual, basis. In 2007, we considered a number of factors in determining what, if any, stock options to grant to our executives, including:

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our executives;

•	the vesting schedule of the unvested stock options held by our executives; and

•	the amount and percentage of our total equity on a diluted basis held by our executives.

In 2007, we granted Mr. Malavé a stock option under our 2007 Stock Option and Incentive Plan to purchase 91,369 shares of our common stock at an exercise price of $11.64 per share. Other than this grant, we determined not to make any new stock option grants to our executives in 2007.

Broad-Based Benefits Programs

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance, employee stock purchase plan and our 401(k) plan.

Severance and Change in Control Programs

Certain of our executive officers have entered into employment agreements that require us to make payments to them if they are terminated by us without “cause” or if there is a change in control. We agreed to provide such payments to these executives in these circumstances based on our negotiations with each of our executives at the time they joined our company and in order to provide a total compensation package that we believed to be competitive. For a detailed description of these potential payments, see the section below entitled “— Potential Payments Upon Termination or Change-in-Control.”

Conclusion

The Compensation Committee is satisfied that the executive officers of the Company are dedicated to achieving significant improvements in the long-term financial performance of the Company and that the compensation policies and programs implemented and administered have contributed and will continue to contribute towards achieving that goal.

Compensation Committee Report

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors and the Board of Directors has agreed that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee,

Gary Eichhorn (Chairman)
Ross Jaffe, M.D.
Jonathan Silverstein

Summary of Executive Compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2007 and 2006 earned by or paid to our Chief Executive Officer, Chief Financial Officer and our three other most highly-compensated executive officers, as determined in accordance with applicable SEC rules, which are collectively referred to as the named executive officers.

SUMMARY COMPENSATION TABLE

					Non-Equity
Name and Principal				Option	Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards(1)	Compensation	Compensation(2)	Total

Duane DeSisto	2007	$323,077	$16,250	$68,777	$48,750	$2,250	$459,104
President and	2006	283,846	13,125	76,303	36,563	3,513	413,350
Chief Executive Officer
Carsten Boess	2007	281,461	7,050	372,474	44,944	2,250	708,179
Chief Financial	2006	155,480	31,900	177,349	—	—	364,729
Officer(3)
Luis Malavé	2007	274,192	6,875	157,111	64,453	2,250	504,881
Chief Operating	2006	238,818	12,012	19,575	27,628	2,864	300,897
Officer(4)
Shawna Gvazdauskas	2007	226,177	6,810	16,058	38,022	2,250	289,317
Senior Vice	2006	215,330	8,652	16,058	27,038	2,528	269,606
President, Sales and Marketing
Jeff Smith	2007	226,177	9,080	19,269	19,295	2,250	276,071
Vice President,	2006	215,330	8,652	19,269	24,875	2,441	270,567
Business Development

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the years ended December 31, 2006 and 2007 in accordance with SFAS 123R, excluding the impact of forfeitures, and assuming that we used the prospective transition method for reporting awards granted prior to 2006. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	Represents 401(k) matching contributions that we made.

(3)	Mr. Boess joined our company in June 2006, and his annual base salary for 2006 was $275,000.

(4)	Mr. Malavé served as our Senior Vice President of Research, Development and Engineering, until December 31, 2006. On January 2, 2007, he was named our Chief Operating Officer.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2007 to the named executive officers.

2007 GRANTS OF PLAN-BASED AWARDS

					All Other
		Estimated Possible Payouts			Awards:	Exercise or
		Under Non-Equity			of Securities	Base Price
		Incentive Plan Awards			Underlying	of Option	Grant Date
Name	Grant Date	Threshold	Target	Awards	Options (#)	Awards	Fair Value

Duane DeSisto	—	$32,500	$65,000	$81,250	—	$—	$—
Carsten Boess	—	31,725	63,450	79,313	—	—	—
Luis Malavé	1/24/2007	30,938	61,875	77,344	91,369	11.64	698,141
Shawna Gvazdauskas	—	19,054	38,107	47,634	—	—	—
Jeff Smith	—	18,160	36,320	45,400	—	—	—

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “— Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment Agreements

As of December 31, 2007, we had employment agreements with Duane DeSisto, our President and Chief Executive Officer; Carsten Boess, our Chief Financial Officer. As of December 31, 2007, we did not have currently effective employment agreements with Luis Malavé, our Chief Operating Officer (formerly our Senior Vice President of Research, Development and Engineering); Shawna Gvazdauskas, our Vice President of Sales; or Jeff Smith, our Vice President of Marketing and Business Development. We did enter into employment agreements with Mr. Malavé, Ms. Gvazdauskas and Mr. Smith when we initially hired them, but these agreements have since expired. The following is a description of the material terms of our employment agreements with Messrs. DeSisto and Boess that were in effect as of December 31, 2007.

Mr. DeSisto.  We entered into an employment agreement with Mr. DeSisto effective as of March 1, 2005, which provides for a two-year initial term of employment that is automatically extended for additional one-year periods unless either party notifies the other of non-extension at least 45 days prior to the end of a term. The current term of the agreement is schedule to expire on February 29, 2008. Under the agreement, we agreed to pay Mr. DeSisto an annual base salary determined by our board of directors that may not be less than $250,000. Additionally, in the event that Mr. DeSisto’s employment agreement is terminated by us without cause, as defined in the employment agreement, and Mr. DeSisto signs a release acceptable to us, we will be obligated to continue to pay Mr. DeSisto his base salary for a period of twelve months following termination. Our obligation to make these severance payments is subject to Mr. DeSisto’s continued compliance with his confidentiality, non-compete and non-solicitation obligations under his non-competition and non-solicitation agreement and employee nondisclosure and developments agreement with us.

Mr. Boess.  We entered into an employment agreement with Mr. Boess effective as of June 1, 2006, which provides for a two-year term of employment from June 1, 2006. Under the agreement, Mr. Boess’s initial base salary was established at $275,000, subject to annual review by our Chief Executive Officer. We also agreed to grant Mr. Boess a stock option to purchase 209,353 shares of our common stock at an exercise price equal to fair market value on the date of grant. In the event that Mr. Boess’s employment agreement is terminated by us without cause, as defined in the employment agreement, and Mr. Boess signs a release acceptable to us, we will be obligated to continue to pay Mr. Boess his base salary for a period of six months following termination. Our obligation to make these severance payments is also subject to Mr. Boess’s continued compliance with his confidentiality, non-compete and non-solicitation obligations under his non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us.

In addition to these employment agreements, each of our named executive officers has entered into a non-competition and non-solicitation agreement and an employee non-disclosure and developments agreement with us, which provide for protection or our confidential information, assignment to us of intellectual property developed by our executives and non-compete and non-solicitation obligations that are effective while the executive is employed by us and for a period of 12 months thereafter.

Annual Cash Incentive Bonuses

In 2007, we established target annual cash incentive bonuses for each of our named executive officers as a percentage of that executive’s base salary, as follows: Mr. DeSisto — 25%; Mr. Boess — 25%; Mr. Malavé — 25%; Ms. Gvazdauskas — 20%; and Mr. Smith — 20%. The following percentages of these total target annual cash incentive bonuses were reserved to be paid at our discretion based on the executive’s overall performance: Mr. DeSisto — 20%; Mr. Boess — 10%; Mr. Malavé — 10%; Ms. Gvazdauskas — 20%; and Mr. Smith — 20%. The discretionary bonus amounts paid are reported as “Bonus” in the Summary Compensation Table. The remainder of the bonuses were paid based on the executives’ achievement of a number of predetermined performance goals, as described above under “— Our Executive Compensation Programs — Annual Cash Incentive Bonuses.” Generally, for each goal, the executive had the ability to earn between 50% and 125% of the target bonus amount based on the level of achievement of that goal. The bonuses paid upon the achievement of these predetermined performance goals are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Additionally, in the 2007 Grants of Plan-Based Awards table, the “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” column for each of the executives relates to the portion of our annual cash incentive bonuses that was payable upon the achievement of these predetermined performance goals. The threshold payouts represent the payout that would have been received if each performance goal was met at the minimum level, the target represents the payout that would have been received if each performance goal was met at the target level and the maximum represents the payout that would have been received if each performance goal was met at the maximum level.

2007 Stock Option Grants

In 2007, we granted Mr. Malavé a stock option under our 2007 Stock Option and Incentive Plan to purchase 91,369 shares of our common stock at an exercise price of $11.64 per share. This stock option has a term of ten years and may be exercised at any time and from time to time prior to its expiration for all or a portion of such option shares. This stock option vests over four years with 25% of the total award vesting after one year and the remainder vesting in equal monthly installments each month thereafter for 36 months. Vesting of this stock option is also subject to acceleration in connection with a change-in-control as described in “— Potential Payments Upon Termination or Change-in-Control.”

2000 Stock Option and Incentive Plan

Our 2000 Stock Option and Incentive Plan was initially adopted by our board of directors and approved by our stockholders in October 2000. Following our initial public offering in May 2007, no additional grants are being made under our 2000 Stock Option and Incentive Plan.

As a matter of practice, most stock options issued under our 2000 Stock Option and Incentive Plan have been issued as incentive stock options, subject to the volume limitations contained in the Internal Revenue Code, and subject to a four-year vesting period, with 25% of the total award vesting after one year and the remainder vesting in equal monthly installments each month thereafter for 36 months. Additionally, most of the stock options granted under our 2000 Stock Option and Incentive Plan, including all stock options issued prior to December 20, 2006, allow for the exercise of unvested options at any time after the options were issued, provided that the vesting terms will continue to apply to the shares acquired upon such an exercise and any unvested shares will be subject to repurchase by us at the exercise price paid to acquire the shares. After termination of an optionee, he or she may exercise his or her vested options for the period of time stated in the stock option agreement issued under our 2000 Stock Option and Incentive Plan. Generally, if termination is due to death or disability, the vested option will remain exercisable for 180 days; if termination is for cause, the option may no longer be exercised; and, in all other cases, the vested options will remain exercisable for three months. In addition, each stock option we have granted under our 2000 Stock Option and Incentive Plan generally expires ten years after the issuance of such option, regardless of whether the optionee has been terminated.

2007 Stock Option and Incentive Plan

Background.  Our 2007 Stock Option and Incentive Plan was adopted by our board of directors and approved by our stockholders in April 2007.

Administration.  Our Compensation Committee of our board of directors is responsible for administering our 2007 Stock Option and Incentive Plan. Under our 2007 Stock Option and Incentive Plan, the plan administrator has the power to determine the terms of the awards, including the officers, employees, non-employee directors and key persons (including consultants and prospective employees) who will receive awards, the exercise price, the number of shares subject to each award, the vesting schedule and exercisability of awards and the form of consideration payable upon exercise of an option.

Eligibility.  All of our officers, employees, non-employee directors and key persons (including consultants and prospective employees) are eligible to be granted awards under our 2007 Stock Option and Incentive Plan.

Number of Shares Available for Issuance.  The maximum number of shares of our common stock that are authorized for issuance under our 2007 Stock Option and Incentive Plan currently is 535,000 shares, which amount will be increased on January 1, 2008, and on each January 1 thereafter through January 1, 2012, by a number of shares equal to 3% of the number of shares of our common stock outstanding as of the immediately preceding December 31, up to the maximum increase of 725,000 additional shares per year. In addition, each share of deferred stock, restricted stock, unrestricted stock or performance shares awarded under the 2007 Stock Option and Incentive Plan will count as 1.5 shares against the total pool of shares available for issuance under the plan. Shares issued under the 2007 Stock Option and Incentive Plan may be authorized but unissued shares or shares reacquired by us. Any shares subject to awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of shares or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the 2007 Stock Option and Incentive Plan. Upon the occurrence of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the plan administrator will make an appropriate or proportionate adjustment in the shares reserved for issuance under, and the number of shares or exercise price applicable to any award outstanding under, the 2007 Stock Option and Incentive Plan.

Types of Awards.  The plan administrator may grant the following types of awards under our 2007 Stock Option and Incentive Plan: stock options; stock appreciation rights; deferred stock awards; restricted stock; unrestricted stock; cash based awards; performance share awards; or dividend equivalent rights. Stock options awarded under our 2007 Stock Option and Incentive Plan may be nonqualified stock options or incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended. With the exception of incentive stock options, the plan administrator may grant, from time to time, any of the types of awards under our 2007 Stock Option and Incentive Plan to our officers, employees, non-employee directors and key persons (including consultants and prospective employees). Incentive stock options may only be granted to our employees.

Stock Options.  A stock option is the right to acquire shares of our common stock at a fixed price for a fixed period of time and generally is subject to a vesting requirement. We typically grant options subject to a four-year vesting period, with 25% of the total award vesting after one year and the remainder vesting in equal quarterly installments each quarter thereafter for 36 months. In the event we are acquired or are otherwise subject to a change in control, all of the outstanding options granted under our 2007 Stock Option and

Incentive Plan will become fully vested. A stock option will be in the form of a nonqualified stock option or an incentive stock option. The exercise price is set by the plan administrator but cannot be less than 100% of the fair market value of our common stock on the date of grant, or, in the case of incentive stock options granted to an employee who owns 10% or more of total combined voting power of our common stock, or a 10% owner, the exercise price cannot be less than 110% of the fair market value of our common stock on the date grant. The term of a stock option may not exceed ten years or five years in the case of incentive stock options granted to a 10% owner. After an optionee’s employment with us is terminated, he or she may exercise his or her vested options for the period of time stated in the stock option agreement. Generally, if termination is due to death or disability, the vested option will remain exercisable for 180 days; if termination is for cause, the option may no longer be exercised; and, in all other cases, the vested options will remain exercisable for three months. However, an option may not be exercised later than its expiration date.

Amendment and Discontinuance; Term.  Our board of directors may at any time amend or discontinue our 2007 Stock Option and Incentive Plan, and the plan administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action will adversely affect rights under any outstanding awards without the holder’s consent. To the extent required by applicable laws or rules, plan amendments may be subject to stockholder approval. Unless terminated earlier, our 2007 Stock Option and Incentive Plan will expire on the tenth anniversary of its effective date.

2007 Employee Stock Purchase Plan

Our 2007 Employee Stock Purchase Plan was adopted by our board of directors and approved by our stockholders in April 2007 and became effective upon the closing of our initial public offering in May 2007. Our 2007 Employee Stock Purchase Plan authorizes the issuance of up to a total of 380,000 shares of our common stock to participating employees.

All of our employees who have been employed by us for at least six months and whose customary employment is for more than 20 hours a week are eligible to participate in our 2007 Employee Stock Purchase Plan. Any employee who owns 5% or more of the voting power or value of our stock is not eligible to purchase shares under our 2007 Employee Stock Purchase Plan.

We will make one or more offerings each year to our employees to purchase stock under our 2007 Employee Stock Purchase Plan. The first offering began on the date of the closing of our initial public offering and will end on December 31, 2007. Subsequent offerings will usually begin on each January 1 and July 1 and will continue for six-month periods, referred to as offering periods. Each employee eligible to participate on the date of the closing of our initial public offering was automatically deemed to be a participant in the initial offering period.

Each employee who is a participant in our 2007 Employee Stock Purchase Plan may purchase shares by authorizing payroll deductions of up to 10% of his or her cash compensation during an offering period. Unless the participating employee has previously withdrawn from the offering, his or her accumulated payroll deductions will be used to purchase common stock on the last business day of the offering period at a price equal to 85% of the fair market value of the common stock on the last day of the offering period. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock, valued at the start of the purchase period, under our 2007 Employee Stock Purchase Plan in any calendar year.

The accumulated payroll deductions of any employee who is not a participant on the last day of an offering period will be refunded. An employee’s rights under our 2007 Employee Stock Purchase Plan terminate upon voluntary withdrawal from the plan or when the employee ceases employment for any reason.

Our 2007 Employee Stock Purchase Plan may be terminated or amended by our board of directors at any time. An amendment that increases the number of shares of our common stock that is authorized under our 2007 Employee Stock Purchase Plan and certain other amendments require the approval of our stockholders.

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2007 with respect to the named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2007

	Option Awards
	Number of Securities
	Underlying		Option
	Unexercised Options		Exercise	Option
Name	Exercisable(1) (#)		Price ($)	Expiration Date

Duane DeSisto	61,952		1.190	10/9/2012
	38,070		1.190	7/22/2013
	80,017		2.500	2/23/2014
	39,995		2.500	2/23/2014
	293,993		3.600	2/9/2015
Carsten Boess	175,000		8.040	6/1/2016
Luis Malavé	38,070	(2)	0.486	6/5/2012
	9,517	(2)	0.486	7/17/2012
	64,358		1.190	10/9/2012
	9,517	(2)	1.190	6/30/2013
	68,525		2.500	2/23/2014
	4,352		2.500	2/23/2014
	35,918		3.600	5/4/2015
Shawna Gvazdauskas	34,211	(3)	2.500	7/8/2014
Jeff Smith	137,054	(4)	2.500	7/8/2014

(1)	All options may be exercised at any time, whether vested or not, but, upon termination of employment, we may repurchase any unvested shares at the exercise price paid for the shares. Unless otherwise noted:

• each option is subject to a four-year vesting period, with 25% of the total award vesting one year after the grant date and the remainder vesting in equal monthly installments each month thereafter for 36 months, subject to continued employment; and

• the expiration date for each option is the date that is ten years after the grant date.

See “— Potential Payments Upon Termination or Change-in-Control” for a description of the acceleration provisions upon termination or change-in-control.

(2)	This option vested 25% on February 1, 2003 with the remainder vesting in equal monthly installments each month thereafter for 36 months.

(3)	This option vested 25% on July 1, 2005 with the remainder vesting in equal monthly installments each month thereafter for 36 months.

(4)	This option vested 25% on June 14, 2005 with the remainder vesting in equal monthly installments each month thereafter for 36 months.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2007

The following table shows information regarding option exercises and vesting of stock awards for each named executive officer during the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)

Duane DeSisto	100,000	2,305,712	—	—
Carsten Boess	34,353	1,191,000	—	—
Luis Malavé	—	—	—	—
Shawna Gvazdauskas	80,000	1,709,736	—	—
Jeff Smith	—	—	—	—

(1)	The aggregate dollar amount realized upon exercise of the options is calculated based on the difference between the market price for our common stock on The Nasdaq Global Market and the exercise price of such options on the date of exercise.

Potential Payments Upon Termination or Change-in-Control

In the event that any of Mr. DeSisto’s or Mr. Boess’s employment agreement is terminated by us without “cause” and he signs a release acceptable to us, he will be entitled to continue to be paid his base salary for a period of six months, in the case of Mr. Boess, or twelve months, in the case of Mr. DeSisto, as applicable, following termination. Additionally, these named executive officers will be entitled to payment for any accrued unused vacation time. Notwithstanding the foregoing, our obligation to make these severance payments to any of these named executive officers is subject to that executive’s continued compliance with his confidentiality, non-compete and non-solicitation obligations under his non-competition and non-solicitation agreement and employee non-disclosure and developments agreement with us. We agreed to provide severance payments to these executives in these circumstances based on our negotiations with each of our executives at the time they joined our company and in order to provide a total compensation package that we believed to be competitive.

“Cause” means any of the following: the failure or refusal of the named executive officer to render services to us in accordance with his obligations under the employment agreement or a determination by us that the named executive officer has failed to perform the duties of his employment; disloyalty, gross negligence, dishonesty, breach of fiduciary duty or breach of the terms of the employment agreement or the other agreements executed in connection therewith; the commission by the named executive officer of an act of fraud, embezzlement or disregard of our rules or policies or the commission by the named executive officer of any other action which injures us; acts which, in the judgment of our board of directors, would tend to generate adverse publicity toward us; the commission, or plea of nolo contendere, by the named executive officer of a felony; the commission of an act which constitutes unfair competition with us or which induces any of our customers to breach a contract with us; or a breach by the named executive officer of the terms of the non-competition and non-solicitation agreement or the employee non-disclosure and developments agreement between us and the named executive officer.

If Mr. DeSisto or Mr. Boess had been terminated without cause on December 31, 2007, the approximate value of the severance benefits, assuming three weeks of accrued unused vacation time, under the employment agreement for each such named executive officer would have been as follows: Mr. DeSisto $343,750 and Mr. Boess $156,962. Also, any remaining unvested options granted to such named executive officer under the 2000 Stock Option and Incentive Plan would have ceased vesting on that date.

If Mr. DeSisto or Mr. Boess had been terminated for cause or if such named executive officer had terminated his employment for any reason, the approximate value of the severance benefits, assuming three weeks of accrued unused vacation time, under the employment agreement for each such named executive officer would have been as follows: Mr. DeSisto $18,750 and Mr. Boess $16,269. Also, any remaining unvested options granted to such named executive officer under the 2000 Stock Option and Incentive Plan would have ceased vesting on that date.

Upon a “change-in-control,” a named executive officer will be entitled to accelerated vesting for 50% of any remaining unvested options granted under the 2000 Stock Option and Incentive Plan and 100% of any unvested options granted under the 2007 Stock Option and Incentive Plan. Further, in the event that, within twelve months following a change-in-control, a named executive officer’s employment is terminated without cause, he or she experiences a material negative change in his or her compensation or responsibilities or he or she is required to be based at a location more than 50 miles from his or her current work location, any remaining unvested options granted under the 2000 Stock Option and Incentive Plan will become fully vested. “Change-in-control” means any of the following: a sale or other disposition of all or substantially all of our assets; or a merger or consolidation after which our voting securities outstanding immediately before the transaction cease to represent at least a majority of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction. We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change-in-control transactions typically represent events where our stockholders are realizing the value of their equity interests in our company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change-in-control transaction. We believe that this acceleration of vesting will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.

If a change-in-control had occurred on December 31, 2007, the value of 50% of any remaining unvested options granted under the 2000 Stock Option and Incentive Plan for each named executive officer, calculated based on the spread between the exercise price of the unvested options and $23.48, which was the closing price for our common stock on The Nasdaq Global Market on December 31, 2007, would have been approximately as follows: Mr. DeSisto $161,155, Mr. Boess $526,170, Mr. Malavé $558,601, Ms. Gvazdauskas $24,835 and Mr. Smith $21,586.

If a change-in-control had occurred on December 31, 2007 and on that date each named executive officer had been terminated without cause, experienced a material negative change in his or her compensation or responsibilities or was required to be based at a location more than 50 miles from his or her current work location, the value of any remaining unvested options granted under the 2000 Stock Option and Incentive Plan for each named executive officer, calculated based on the spread between the exercise price of the unvested options and $23.48, which was the closing price for our common stock on The Nasdaq Global Market on December 31, 2007, would have been approximately as follows: Mr. DeSisto $322,310, Mr. Boess $1,052,340, Mr. Malavé $1,117,202, Ms. Gvazdauskas $49,670 and Mr. Smith $43,172.

Director Compensation

During 2007, our director compensation policy was to pay all of our non-employee directors the following compensation:

•	an annual retainer of $25,000;

•	a $1,000 fee for each meeting attended (except that the fee for the Audit Committee chairman will be $1,750 for each Audit Committee meeting attended);

•	an additional annual retainer of $10,000 to the Audit Committee chairman;

•	an additional annual retainer of $6,000 to each of the Compensation Committee chairman, Nominating and Corporate Governance Committee chairman and lead director;

•	upon initial election to our board of directors, a grant of an option to purchase 9,520 shares of our common stock; and

•	an annual grant of an option to purchase 3,810 shares of our common stock, such grant to be made effective on the third business day following our annual stockholders meeting.

All options granted to non-employee directors will have an exercise price equal to the closing price of our common stock on the date of grant and will vest 50% on the first anniversary of the grant date and 25% on each of the second and third such anniversaries, subject to continued service as a director.

The following table sets forth certain information with respect to our director compensation during the year ended December 31, 2007.

2007 DIRECTOR COMPENSATION TABLE

	Fees Earned or
Name	Paid in Cash	Option Awards(1)	Total

Alison de Bord	$4,000	$—	$4,000
Gary Eichhorn	$29,000	$5,573	$34,573
Ross Jaffe, M.D.	$4,000	$—	$4,000
Charles Liamos	$30,750	$5,439	$36,189
Gordie Nye	$4,000	$—	$4,000
Jonathan Silverstein	$4,000	$—	$4,000
Steve Sobieski	$47,750	$70,516	$118,266

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007 in accordance with SFAS 123R, excluding the impact of forfeitures, and assuming that we used the prospective transition method for reporting awards granted prior to 2006. The assumptions we used for calculating the grant date fair values are set forth in notes 2 and 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. As of December 31, 2007, our non-employee directors held options that had been granted by us as director compensation to purchase the following number of shares of our common stock: Mr. Eichhorn — 10,711 shares; Mr. Liamos — 19,035 shares; and Mr. Sobieski — 19,035 shares.

In addition to the compensation described above, we also reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or any committees thereof.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE 2007 STOCK OPTION AND INCENTIVE PLAN

The Company’s 2007 Stock Option and Incentive Plan was adopted by the Board of Directors and approved by our stockholders in April 2007. On March 27, 2008, our Board of Directors voted to amend the Company’s 2007 Stock Option and Incentive Plan, or the 2007 Plan, and is recommending the amendment to the 2007 Plan to our stockholders for approval.

As of March 24, 2008, there are 356,143 shares of common stock available under the Company’s 2007 Stock Option and Incentive Plan. The amendment to the 2007 Plan increases the reserved shares of our common stock under the plan by 600,000 shares. The addition of these shares of common stock allows the Compensation Committee to continue to use stock-based awards to attract and retain employees and directors, further align employee and stockholder interests, continue to link employee compensation with Company performance and maintain a culture of ownership.

Based solely on the closing price of our common stock as reported by the Nasdaq Global Market on March 27, 2008, the maximum aggregate market value of the additional 600,000 new shares of common stock that could be issued under the 2007 Plan is $8,982,000. The shares we issue under the 2007 Plan will be authorized but unissued shares.

Summary of the 2007 Plan

The following description of certain features of the 2007 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2007 Plan. A copy of the 2007 Plan, including the amendments thereto, may be obtained on the website of the Securities and Exchange Commission at www.sec.gov or from Insulet upon request.

Administration

The Compensation Committee of the Board of Directors is responsible for administering the 2007 Plan. The Compensation Committee has the power, subject to the provisions of the 2007 Plan, to determine the nature and extent of the awards to be made to each participant; to determine the time when awards will be made to participants; to establish the performance goals and determine the period of time within which performance is measured with respect to performance units; to establish the various targets and bonus amounts which may be earned by certain employees; to specify the relationship between the performance goals and the targets and amounts that may be earned by certain employees; to determine the period of time during which shares of restricted common stock or units are subject to restrictions; to determine the conditions for the payment of awards; and to prescribe the forms of agreements and documents evidencing the awards. The Board of Directors or the Compensation Committee may also delegate to one or more of our officers the power to designate which of our non-officer employees shall receive stock awards, and the number of shares of common stock that will be subject to each award, subject to a maximum aggregate number of shares specified by the Board of Directors or the Compensation Committee at the time the delegation to the officers is made. However, the Board of Directors may not delegate to the Compensation Committee or otherwise, the power to grant stock awards to independent directors.

Eligibility

All of our officers, employees, non-employee directors and key persons (including consultants and prospective employees) are eligible to be granted awards under the 2007 Plan. Approximately 310 individuals are currently eligible to participate in the 2007 Plan.

Number of Shares Available for Issuance

The maximum number of shares of our common stock that are authorized for issuance under the 2007 Plan, as amended, is 1,860,000 shares, which amount includes 725,000 shares of common stock added on January 1, 2008 pursuant to the 2007 Plan. This amount will be increased on January 1, 2009, and on each

January 1 thereafter through January 1, 2012, by a number of shares equal to 3% of the number of shares of our common stock outstanding as of the immediately preceding December 31, up to the maximum increase of 725,000 additional shares per year. In addition, each share of deferred stock, restricted stock, unrestricted stock or performance shares awarded under the 2007 Stock Option and Incentive Plan will count as 1.5 shares against the total pool of shares available for issuance under the plan. Shares issued under the 2007 Stock Option and Incentive Plan may be authorized but unissued shares or shares reacquired by us. Any shares subject to awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of shares or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the 2007 Stock Option and Incentive Plan. Upon the occurrence of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the plan administrator will make an appropriate or proportionate adjustment in the shares reserved for issuance under, and the number of shares or exercise price applicable to any award outstanding under, the 2007 Stock Option and Incentive Plan.

Types of Awards

Stock Options.  Options granted under the 2007 Plan may be either incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) or non-qualified stock options. Incentive options may be granted only to employees of the Company or any domestic subsidiary. Options granted under the 2007 Plan will be non-qualified options if they (i) fail to qualify as incentive options, (ii) are granted to a person not eligible to receive incentive options under the Internal Revenue Code, or (iii) are granted pursuant to an award agreement that otherwise so provides. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-management directors and other key persons.

Other Option Terms.  The Compensation Committee has authority to determine the terms of options granted under the 2007 Plan. Options shall be granted with an exercise price that is not less than the fair market value of the shares of common stock on the date of the option grant.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 2007 Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated under certain circumstances by the Compensation Committee.

In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2007 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Options granted under the 2007 Plan may be exercised for cash, check or by transfer to the Company (either actually or by attestation) of shares of the Company’s common stock that are not then subject to restrictions under any the Company’s stock plans, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased. Subject to applicable law, options granted under the 2007 Plan also may be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Stock Appreciation Rights.  The Compensation Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. Upon exercise of the stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the price per share specified in such right, multiplied by the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount shall be paid in shares of common stock. The exercise price per share of stock appreciation rights may not be less than 100% of the fair market value of the shares of common stock on the date of grant.

Restricted Stock Awards.  The Compensation Committee may grant shares of common stock, at a purchase price (which may be zero) determined by the Compensation Committee, subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period shall be determined by the Compensation Committee. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

Deferred Stock Awards.  The Compensation Committee also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. During the deferral period, subject to terms and conditions imposed by the Compensation Committee, the deferred stock awards may be credited with dividend equivalent rights (discussed below). Deferred stock awards will comply with the requirements of Section 409A of the Internal Revenue Code.

Unrestricted Stock Awards.  The Compensation Committee may also grant shares (at no cost or for a purchase price determined by the Compensation Committee) of common stock that are free from any restrictions under the 2007 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

Cash-based Awards.  Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Compensation Committee. Payment, if any, with respect to a cash-based award may be made in cash or in common shares, as the Compensation Committee determines.

Performance Awards.  Holders of performance shares will be entitled to receive payment in shares of our common stock if the performance goals established by the Compensation Committee are achieved. The Compensation Committee may also award incentive bonuses in the form of cash.

Dividend Equivalent Rights.  The Compensation Committee may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2007 Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, as specified in the award.

Tax Withholding

Participants under the 2007 Plan are responsible for the payment of any federal, state or local taxes, including those that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of common stock having a value up to the amount of such taxes.

Amendment and Discontinuance; Term

The Board of Directors may at any time amend or discontinue the 2007 Plan, and the plan administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action will adversely affect rights under any outstanding awards without the holder’s consent. To the extent required by applicable laws or rules, plan amendments may be subject to stockholder approval. Unless terminated earlier, the 2007 Plan will expire on the tenth anniversary of its effective date.

New 2007 Plan Benefits

Because the grant of awards under the 2007 Plan is within the discretion of the Board of Directors and the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2007 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2007 Plan, the following table provides information concerning the benefits that were received by the following persons and groups under the 2007 Plan during the year ended December 31, 2007: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Insulet Corporation 2007 Stock Option and Incentive Plan

Name and Position	Dollar Value ($)	Number of Shares

Duane DeSisto	—	—
Carsten Boess	—	—
Luis Malavé	—	—
Shawna Gvazdauskas	—	—
Jeff Smith	—	—
All current executive officers, as a group	2,145,707	205,000
All current directors who are not executive officers, as a group	—	—
All current employees who are not executive officers, as a group	2,614,005	207,468

As of March 24, 2008, the number of shares of common stock to be issued under the 2007 Plan upon exercise of outstanding options is 2,867,070, the weighted average exercise price of outstanding options is equal to $9.28, and the weighted average term is equal to 7.9 years. The number of shares of common stock remaining available for future issuance under the 2007 Plan is equal to 356,143.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2007.

Number of Securities
Remaining Available for
	Number of Securities to be	Weighted Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,754,725	$7.00	124,832
Equity compensation plans not approved by security holders(2)	—	—	—

Total	2,754,725	$7.00	124,832

(1)	Includes our 2007 Stock Option and Incentive Plan and our 2000 Stock Option and Incentive Plan.

(2)	There are no equity compensation plans in place not approved by shareholders.

(3)	The maximum number of shares of our common stock that are authorized for issuance under our 2007 Stock Option and Incentive Plan as of December 31, 2007 is 124,832 shares, which amount will be increased on January 1, 2009, and on each January 1 thereafter through January 1, 2012, by a number of shares equal to 3% of the number of shares of our common stock outstanding as of the immediately preceding December 31, up to the maximum increase of 725,000 additional shares per year.

Tax Aspects Under the U.S. Internal Revenue Code

The following is a summary of the principal United States federal income tax consequences of transactions under the 2007 Plan. It does not describe all federal tax consequences under the 2007 Plan, nor does it describe state, local or foreign tax consequences.

Incentive Options.  No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. However, the exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any FICA (e.g., Social Security and Medicare) taxes upon exercise of an incentive option.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.  No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock.  An award of restricted stock will not result in taxable income to the participant at the time of grant. Upon the lapse of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses. The Company will be entitled to a deduction in the year in which the participant recognizes ordinary income with respect to the restricted stock in an amount equal to such income.

Other Awards.  The current federal income tax consequences of other awards authorized under the 2007 Plan generally follow certain basic patterns: stock appreciation rights and deferred stock awards are taxed and deductible in substantially the same manner as non-qualified stock options, except to the extent Section 409A of the Internal Revenue Code applies, in which case recipients would be taxed at the time these items cease to be subject to a substantial risk of forfeiture. Stock-based performance awards and dividend equivalent rights are generally subject to tax at the time of payment. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Parachute Payments.  The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions.  As a result of Section 162(m) of the Internal Revenue Code, the Company’s deduction for certain awards under the 2007 Plan may be limited to the extent that a covered employee (generally the executives listed in the summary compensation table of the proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code).

For a discussion of the Company’s executive compensation philosophy, see “Compensation Discussion and Analysis” included in this Proxy Statement.

Vote Required

Under our By-Laws, the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required for the approval of the 2007 Plan. Abstentions shall be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal. Broker non-votes are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2007 STOCK OPTION AND INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Steve Sobieski (Chairman), Charles Liamos and Alison de Bord. None of the members of the Audit Committee is an officer or employee of the Company. Ms. de Bord and Messrs. Sobieski and Liamos are each “independent” for Audit Committee purposes under the applicable rules of Nasdaq and the SEC. Messrs. Sobieski and Liamos are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2007, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The Audit Committee also reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with Ernst & Young LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by Ernst & Young LLP with that firm’s independence.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal controls, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Steve Sobieski (Chairman)
Charles Liamos
Alison de Bord

MATTERS CONCERNING OUR INDEPENDENT AUDITORS

The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Ernst & Young LLP. All of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company in fiscal 2007 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in 2007 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young LLP, see “Management — Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

We expect that a representative of Ernst & Young LLP will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Ernst & Young LLP

The following table shows the aggregate fees for professional services rendered by Ernst & Young LLP to the Company for the fiscal years ended December 31, 2006 and 2007.

	Fiscal Year Ended December 31,
	2006	2007

Audit Fees	$230,209	$2,277,916
Audit-Related Fees	—	—
Tax Fees	67,725	75,500
All Other Fees	1,500	1,500

Total	$299,434	$2,354,916

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory audits required in regulatory filings. Audit Fees for the year ended December 31, 2007 also include $1,430,516 of fees for professional services in connection with the Company’s two public offerings, which were completed in May and November 2007.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance.

All Other Fees

Other Fees for the years ended December 31, 2006 and 2007 consist of fees for using the on-line accounting research tools of Ernst & Young LLP.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,eb,1

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2008. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since December 2002. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s stockholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of our Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2009 Annual Meeting of Stockholders of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than January 8, 2009. If a stockholder who wishes to present a proposal fails to notify the Company by January 8, 2009 and such proposal is brought before the 2009 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2009 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Insulet Corporation, 9 Oak Park Drive, Bedford, Massachusetts 01730, Attention: Secretary.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

APPENDIX A

INSULET CORPORATION

Audit Committee Charter

I.	General Statement of Purpose

The primary purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of Insulet Corporation (the “Company”) are to:

•	oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements;

•	take, or recommend that the Board of Directors of the Company (the “Board”) take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors; and

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.	Composition

The Audit Committee shall consist of at least three members of the Board, each of whom must (1) be “independent” as defined in Rule 4200(a)(15) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”); (2) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the exemptions provided in Rule 10A-3(c) under the Exchange Act; and (3) not have participated in the preparation of the financial statements of the Company or a current subsidiary of the Company at any time during the past three years.

Notwithstanding the foregoing, only (1) one member of the Audit Committee must meet the requirements set forth in the preceding sentence prior to the 90th day after the effectiveness of the registration statement filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the initial public offering of the Company’s common stock (the “Registration Statement Effectiveness Date”) and (2) a majority of the members of the Audit Committee must meet the requirements set forth in the preceding sentence prior to the date that is one year after the Registration Statement Effectiveness Date; provided that if the Company is relying on the exceptions set forth in this paragraph, the Company must disclose its assessment of whether, and if so, how, such reliance would materially adversely affect the ability of the Audit Committee to act independently and to satisfy the other requirements of Rule 10A-3 under the Exchange Act in any proxy or information statement for a meeting of stockholders at which directors are elected that is filed with the SEC pursuant to the requirements of Section 14 of the Exchange Act.

Notwithstanding the first paragraph of this section, one director who (1) is not “independent” as defined in Rule 4200 under the Marketplace Rules of the NASD; (2) satisfies the criteria for independence set forth in Section 10A(m)(3) of the Exchange Act and the rules thereunder; and (3) is not a current officer or employee or a Family Member of such officer or employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination (or, if the Company does not file a proxy statement, in its Form 10-K), the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve on the Audit Committee for more than two years and may not chair the Audit Committee.

If the Company fails to comply with the requirements set forth in the first paragraph of this section because an Audit Committee member ceases to be independent for reasons outside the member’s reasonable control, the Audit Committee member may remain on the Audit Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with these requirements. Additionally, if the Company fails to comply with the requirement set forth in the first paragraph that the Audit Committee consist of three members because of one vacancy on the Audit Committee, and the cure period set forth in the preceding sentence is not otherwise being relied upon for another member, the Company will have until the earlier of the next annual stockholders meeting or one year from the occurrence of the event that caused the failure to comply with this requirement.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. One or more members of the Audit Committee shall qualify as an “audit committee financial expert” under the rules promulgated by the SEC or, if not, the Company shall disclose its lack of an “audit committee financial expert” and the reasons why in its annual report.

The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the Audit Committee. All indemnification, exculpation, expense reimbursement and advancement provisions and rights available to members of the Audit Committee in their capacities as directors of the Company shall be fully applicable with respect to their service on the Audit Committee or any subcommittee thereof.

III.	Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors’ fees (including, but not limited to, stock options) to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV.	Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

V.	Responsibilities and Authority

A.	Review of Charter

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to this Charter that the Audit Committee deems appropriate.

B.	Matters Relating to Selection, Performance and Independence of Independent Auditor

•	The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•	The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

•	The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

•	The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The authority to pre-approve audit and non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	The Audit Committee may consider whether the provision of the services covered in Items 9(e)(2) and 9(e)(3) of Regulation 14A of the Exchange Act (or any successor provision) is compatible with maintaining the independent auditor’s independence.

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the independent auditor describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) in order to assess the auditor’s independence, all relationships between the independent auditor and the Company; and

•	review and evaluate the performance of the independent auditor and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditor’s audit staff).

In this regard, the Audit Committee may also (1) seek the opinion of management and the internal auditors, if any, of the independent auditors’ performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•	The Audit Committee shall assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

•	The Audit Committee may recommend to the Board policies with respect to the potential hiring by the Company of current or former employees of the independent auditor.

C.	Audited Financial Statements and Annual Audit

•	The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and/or such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•	The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee may review:

•	any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•	The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A(b) of the Exchange Act has not been implicated.

•	The Audit Committee may review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto. This review may include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; (2) any significant disagreements with management; (3) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); (4) any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; and (5) any management or internal control letter issued, or proposed to be issued, by the auditors.

•	The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended (“SAS 61”).

•	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•	If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•	The Audit Committee shall prepare the Audit Committee report required by Item 407(d) of Regulation S-K (or any successor provision) promulgated by the SEC to be included in the Company’s annual proxy statement.

D.	Unaudited Quarterly Financial Statements

•	The Audit Committee shall discuss with management and the independent auditor, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (2) such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

E.	Risk Assessment and Management

•	The Audit Committee may discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•	In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

F.	Procedures for Addressing Complaints and Concerns

•	The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

G.	Regular Reports to the Board

•	The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

VI.	Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following as it deems necessary or appropriate:

A.	Engagement of Advisors

•	The Audit Committee may engage independent counsel and such other advisors it deems necessary or advisable to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B.	Legal and Regulatory Compliance

•	The Audit Committee may discuss with management and the independent auditor, and review with the Board, the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•	The Audit Committee may discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

C.	Related Party Transaction Approval and Disclosure Policy

•	The Audit Committee shall conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions. The term “related party transactions” shall refer to transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC.

D.	General

•	The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

•	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•	In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•	The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

•	The Audit Committee is authorized to incur such ordinary administrative expenses as are necessary or appropriate in carrying out its duties.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations or the Company’s Code of Business Conduct and Ethics.

ADOPTED: May 14, 2007

Electronic Voting Instructions
You can vote by Internet or telephone
Available 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 7, 2008.
Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
   States, Canada & Puerto Rico any time on a touch tone
   telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2 and 3.

1. Election of Class I Directors:

		For	Withhold		For	Withhold		For	Withhold

01 -	Alison de Bord*	☐	☐	02 - Regina O. Sommer*	☐	☐	03 - Joseph S. Zakrzewski*	☐	☐

*Each to serve for a three-year term and until his/her successor has been duly elected and qualified or until his/her earlier resignation or removal.

		For	Against	Abstain			For	Against	Abstain

2.	To approve an amendment to the Company’s 2007 Stock Option and Incentive Plan to increase the aggregate number of shares authorized for issuance under such plan by 600,000 shares of the Company’s common stock.	☐	☐	☐	3.	To ratify the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures —This section must be completed for your vote to be counted. — Date and Sign
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Insulet Corporation

Notice of 2008 Annual Meeting of Shareholders
Goodwin Procter, LLP
Second Floor Conference Center
Exchange Place
53 State Street
Boston, MA 02109
Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2008 at 8:30 a.m.
Duane DeSisto and Carsten Boess, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Insulet Corporation to be held on May 8, 2008 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the director nominees and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
(Items to be voted appear on reverse side.)